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                                                                    EXHIBIT 23.1

[HLB COMPANY LOGO] CINNAMON JANG WILLOUGHBY & COMPANY

Chartered Accountants
A PARTNERSHIP OF INCORPORATED PROFESSIONALS

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report, dated March 10, 2006, accompanying the consolidated financial statements for the year ended December 31, 2005 of Edentify, Inc. included in the Form 10-KSB. We hereby consent to the use of the aforementioned report in the Form 10KSB filed with the Securities and Exchange Commission on March 30, 2006.



                                        "Cinnamon Jang Willoughby & Company"

                                                Chartered Accountants

Burnaby, BC
March 30, 2006


MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of HLB International. A WORLD-WIDE ORGANIZATION OF ACCOUNTING FIRMS AND BUSINESS ADVISORS.